EXHIBIT (a)(1)(D)

                           OFFER TO PURCHASE FOR CASH
                          UP TO 8,698,267 COMMON SHARES

                                       OF

                              ODD JOB STORES, INC.
                                       AT

                               $3.00 NET PER SHARE

                                       BY

                           AMAZING SAVINGS HOLDING LLC

--------------------------------------------------------------------------------

             THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 8:00 AM,
                 NEW YORK CITY TIME, ON WEDNESDAY, JULY 9, 2003,
                          UNLESS THE OFFER IS EXTENDED.

--------------------------------------------------------------------------------

                                                                  June 10, 2003

To Brokers, Dealers, Commercial Banks,
Trust Companies and Other Nominees:

       We have been engaged by Amazing Savings Holding LLC, a Delaware limited liability company ("AMAZING SAVINGS"), to act as Information Agent in connection with Amazing Savings' offer to purchase up to 8,698,267 common shares, without par value (the "Shares"), of Odd Job Stores, Inc., an Ohio corporation (the "COMPANY"), at $3.00 per Share, net to the seller in cash, without interest thereon and less any required withholding taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated June 10, 2003 (the "OFFER TO PURCHASE") and in the related Letter of Transmittal (which, together with the Offer to Purchase, as amended or supplemented from time to time, collectively constitute the "OFFER"). If the Offer is not completed on or before July 15, 2003, Amazing Savings has the right to reduce the offer price to $2.90 per share. Please furnish copies of the enclosed materials to those of your clients for whom you hold Shares registered in your name or in the name of your nominee.

       THE EXPIRATION DATE OF THE OFFER IS 8:00 AM, NEW YORK CITY TIME, ON WEDNESDAY, JULY 9, 2003, OR IF THE OFFER IS EXTENDED, THE LATEST TIME AND DATE AT WHICH THE OFFER, AS SO EXTENDED BY AMAZING SAVINGS, WILL EXPIRE (THE "EXPIRATION DATE").

       Enclosed herewith are the following documents:

          1.   Offer to Purchase, dated June 10, 2003;

          2. Letter of Transmittal to be used by shareholders of the Company in accepting the Offer and tendering Shares, including Substitute Form W-9 and accompanying instructions;

          3.   Notice of Guaranteed Delivery;

          4. Letter to shareholders of the Company from Steve Furner of the Company, accompanied by the Company's Solicitation/Recommendation Statement on Schedule 14D-9;

          5. A printed form of a letter that may be sent to your clients for whose account you hold Shares in your name or in the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Offer; and

          6.   Return envelope addressed to the Depositary (as defined below).

       The Company Board has unanimously approved the Tender Agreement (as defined in the Offer to Purchase), the Principal Shareholders Agreement (as defined in the Offer to Purchase) and the transactions contemplated by the Tender Agreement, including the Offer, determined that the Offer is advisable and fair to, and in the best interests of, the holders of Shares and unanimously recommends that shareholders accept the Offer and tender their Shares pursuant to the Offer.

       Upon the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms and conditions of any such extension or amendment), Amazing Savings will be deemed to have accepted for payment, and will pay for, all Shares validly tendered and not properly withdrawn by the Expiration Date if and when Amazing Savings gives oral or written notice to the American Stock Transfer & Trust Company (the "DEPOSITARY") of Amazing Savings' acceptance of the tenders of such Shares for payment pursuant to the Offer. Payment for Shares tendered and accepted for payment pursuant to the Offer will be made only after timely receipt by the Depositary of (a) certificates for such Shares or a Book-Entry Confirmation (as defined in the Offer to Purchase) with respect to such Shares pursuant to the procedures set forth in the Offer to Purchase, (b) a Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees (or, in the case of a book-entry transfer, an Agent's Message (as defined in the Offer to Purchase) in lieu of the Letter of Transmittal) and (c) any other documents required by the Letter of Transmittal. Accordingly, tendering shareholders may be paid at different times depending upon when certificates for Shares or Book-Entry Confirmations with respect to Shares are actually received by the Depositary. Under no circumstances will interest be paid on the purchase price for Shares, regardless of any extension of the Offer or any delay in payment for Shares.

       The Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Shares in any jurisdiction in which the making or acceptance of the Offer would not be in compliance with the laws of such jurisdiction. However, Amazing Savings may, in its sole discretion, take such action as it may deem necessary to make the Offer in any such jurisdiction and extend the Offer to holders of Shares in such jurisdiction. Amazing Savings is not aware of any jurisdiction in which the making of the Offer or the acceptance of Shares in connection therewith would not be in compliance with the laws of such jurisdiction. An envelope in which to return your instructions to us is enclosed. If you authorize tender of your Shares, all such Shares will be tendered unless otherwise indicated in such instruction form. Please forward your instructions to us as soon as possible to allow us ample time to tender Shares on your behalf prior to the Expiration Date.

       In order to tender Shares pursuant to the Offer, a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or an Agent's Message (in the case of any book-entry transfer), and any other documents required by the Letter of Transmittal, should be sent to and timely received by the Depositary, and either certificates representing the tendered Shares should be delivered or such Shares must be delivered to the Depositary pursuant to the procedures for book-entry transfers, all in accordance with the instructions set forth in the Letter of Transmittal and the Offer to Purchase.

       Amazing Savings will not pay any fees or commissions to any broker or dealer or other person (other than the Information Agent and the Depositary as described in the Offer to Purchase) in connection with the solicitation of tenders of Shares pursuant to the Offer. You will be reimbursed upon request for customary mailing and handling expenses incurred by you in forwarding the enclosed offering materials to your clients.

       Your prompt action is requested. We urge you to contact your clients as promptly as possible.

       If holders of Shares wish to tender their Shares, but it is impracticable for them to deliver their certificates representing tendered Shares or other required documents or to complete the procedures for delivery by book-entry transfer prior to the Expiration Date, a tender may be effected by following the guaranteed delivery procedures specified in the Offer to Purchase and the Letter of Transmittal.

       Questions and requests for assistance or for additional copies of the enclosed materials may be directed to the Information Agent at the address and telephone number set forth below and in the Offer to Purchase. Additional copies of the enclosed materials will be furnished at Amazing Savings' expense.



                                             Very truly yours,

                                             Mackenzie Partners, Inc.



NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL RENDER YOU OR ANY PERSON THE AGENT OF AMAZING SAVINGS, THE COMPANY, THE INFORMATION AGENT, THE DEPOSITARY OR ANY OF THEIR AFFILIATES, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY REPRESENTATION ON BEHALF OF ANY OF THEM WITH RESPECT TO THE OFFER NOT CONTAINED IN THE OFFER TO PURCHASE OR THE LETTER OF TRANSMITTAL.

                     The Information Agent for the Offer is:

                            MACKENZIE PARTNERS, INC.

                            Mackenzie Partners, Inc.
                               105 Madison Avenue
                               New York, NY 10016
                 Banks and Brokers Call Collect: (212) 959-5500
                    All Others Call Toll Free: (800) 322-2885











                                       3